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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------
                                    FORM 8-K
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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       Date of Report: February 24, 1998
              (Date of earliest event reported): February 24, 1998


                             HARBINGER CORPORATION
                (Exact name of Company specified in its charter)

           Georgia                              0-26298                          58-1817306
(State or other Jurisdiction of         (Commission File Number)      (IRS Employer Identification No.)
incorporation or organization)

         1055 LENOX PARK BOULEVARD, ATLANTA, GEORGIA                             30319
            (Address of principal executive offices)                          (Zip Code)


                                 (404) 467-3000
               (Company's telephone number, including area code)



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Item 5. Other events.

For the month ending January 31, 1998, Harbinger Corporation reports total revenues of $7.7 million and net losses of $800,000. Publication of these results ends the risk sharing period as prescribed under APB No. 16 with respect to merger with Premenos Technology Corp. completed on December 19, 1997, which was accounted for under the pooling of interests method of accounting. This announcement also eliminates for Harbinger and Premenos shareholders who were deemed to be "affiliates" under Rule 145 under the Securities Act of 1933, as amended, certain trading restrictions that were required to enable pooling accounting treatment for the Harbinger/Premenos merger. Results for the period reported are not necessarily indicative of the results that may be expected for the quarter ending March 31, 1998 or the year ending December 31, 1998, either favorably or unfavorably.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             HARBINGER CORPORATION



                                             /s/ Joel G. Katz
                                             ---------------------------
                                             JOEL G. KATZ
                                             Chief Financial Officer
                                             (Principal Financial Officer;
                                             Principal Accounting Officer)


Date: February 24, 1998